Exhibit 31(b)

CERTIFICATIONS

I, Christopher J. Kenney, certify that:

1.I have reviewed this amendment to its annual report filed on Form 10-K of Hallmark Financial Services Inc.;

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:April 24, 2023

/s/ Christopher J. Kenney
Christopher J. Kenney, President and Chief Financial Officer (principal financial officer)